UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on November 21, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Traws Pharma, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2021 Incentive Compensation Plan (as so amended and restated, the “Amended Plan”), to increase the number of shares of common stock reserved and authorized for issuance thereunder by 1,500,000 shares and extend the term of the Amended Plan until November 20, 2035. The Amended Plan was previously approved by the Company’s Board of Directors, subject to stockholder approval, on October 7, 2025. The Amended Plan became effective on November 21, 2025 following receipt of stockholder approval.

Additional information regarding the Amended Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on October 8, 2025, which information is incorporated herein by reference. Such information and the foregoing description of the Amended Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Current Report Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 21, 2025, the Company held the Annual Meeting in a virtual format. At the close of business on October 2, 2025, the record date for the Annual Meeting, there were 7,125,832 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting. At the Annual Meeting, 3,419,727 of the Company’s 7,125,832 outstanding shares of common stock entitled to vote as of the record date, or approximately 48.0%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal 1: To elect seven directors, each to hold office until the Company’s 2026 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Iain Dukes, D.Phil.	2,366,179	37,016	1,016,532
Werner Cautreels, Ph.D.	2,364,118	39,077	1,016,532
Trafford Clarke, Ph.D.	2,364,172	39,023	1,016,532
John Leaman, M.D.	2,367,095	36,100	1,016,532
Nikolay Savchuck Ph.D.	2,364,157	39,038	1,016,532
M. Teresa Shoemaker	2,362,913	40,282	1,016,532
Jack E. Stover	2,363,812	39,383	1,016,532

Proposal 2: To consider and vote upon the amendment and restatement of the Company’s 2021 Incentive Compensation Plan, as amended and restated. The proposal to approve the Amended Plan was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,136,875	242,566	23,754	1,016,532

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,293,949	86,560	22,686	1,016,532

Proposal 4: To approve, on a non-binding advisory basis, the frequency of holding an advisory vote to approve the compensation of the Company’s named executive officers. The proposal was approved by a vote of the stockholders as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
404,202	1,923,712	5,354	69,927	1,016,532

Based on these advisory vote results, the Company has determined that the Company will hold a stockholder advisory vote on executive compensation every two years until the next required vote on the frequency of named executive officer compensation votes. As a result, the Company expects that the next advisory vote on the compensation of the Company’s named executive officers will be submitted to stockholders at the Company’s 2027 Annual Meeting.

Proposal 5: To consider and vote upon the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,350,178	44,073	25,476	0

Proposal 6: To approve the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event the Company has not received sufficient votes in favor of any of the foregoing proposals. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,122,140	288,848	8,739	0

Although Proposal 6 was approved by the Company’s stockholders, the Company did not elect to adjourn the Annual Meeting, as each of Proposals 1 through 5 were approved by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Traws Pharma, Inc. 2021 Incentive Compensation Plan, as amended and restated on November 21, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2025	TRAWS PHARMA, INC.

	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer